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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Encysive Pharmaceuticals, Inc. (formerly Texas Biotechnology Corporation):

We consent to the incorporation by reference in the registration statements (Nos. 33-79656, 33-79658, 33-79670, 33-93282, 33-93368, 333-27423, 333-27425,
333-79477, 333-72468, 333-41864, 333-107939 and 333-107941) on Forms S-8 and
(Nos. 333-03433, and 333-25043) on Forms S-3 of Encysive Pharmaceuticals, Inc. (formerly Texas Biotechnology Corporation or the "Company") of our report dated March 5, 2003, relating to the consolidated balance sheets of the Company and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002, annual report on Form 10-K/A of the Company.


/s/ KPMG LLP

Houston, Texas
November 13, 2003